EXHIBIT 99.1

Media Relations Contact:	FOR IMMEDIATE RELEASE

MeeLin Nakata Peregrine Systems, Inc. (858) 720-5609 meelin.nakata@peregrine.com	Peregrine Systems’® Board Elects John Mutch as President and CEO, James Jenkins as Chairman

Investor Relations Contact:	SAN DIEGO, Aug. 18, 2003 – Peregrine Systems, Inc. (OTC:PRGN), a leading provider of Consolidated Asset and Service Management software, today announced that its board of directors has elected John Mutch as the company’s president and chief executive officer, and James Jenkins as its chairman, effective immediately. Mutch succeeds Gary Greenfield, who was Peregrine’s president and CEO since June 2002.

Larry De’Ath Peregrine Systems, Inc. (301) 581-2596 larry.deAth@peregrine.com	Mutch, 47, who was originally named to Peregrine’s board in March, has extensive executive management and enterprise software experience. Mutch served as CEO and president of HNC Software, a San Diego-based software company, which was acquired by Fair Issac and Company in August 2002. Under his leadership, the company grew from $128 million to $226 million in revenue. From 1994 to 1997, Mutch was the founder and general partner of MVenture Holdings, Inc., a special situation private equity fund that invests in public and private technology companies. Prior to that, he spent seven years at Microsoft in sales and marketing executive positions. He also serves on the boards of Brio Software and Overland Storage.

“We are confident in John’s leadership and vision for Peregrine as the company enters its next stage of development,” said Jenkins. “His extensive experience as an accomplished and respected enterprise software executive makes him an excellent choice as the company’s leader.

Commenting on his new role, Mutch said, “I’m excited about the opportunity to lead Peregrine as it realizes its full potential. As we move forward, I am committed to delivering shareholder value through close teamwork with our employees, customers and partners worldwide as we continue Peregrine’s leadership in Consolidated Asset and Service Management.”

Earlier this month, Peregrine successfully completed its reorganization, becoming the first public enterprise software company to emerge from Chapter 11. Praising Greenfield for his leadership, Jenkins added, “The board thanks Gary for his valuable efforts in steering the company through a successful reorganization, and we wish him well.”

As part of the reorganization, a new, seven-member board of directors was appointed. Jenkins, 55, who joined Peregrine’s board at that time, became its chairman today. Since July 2002, Mr. Jenkins has been a portfolio manager at Mellon HBV Alternative Strategies, LLC. During his career, Mr. Jenkins has held senior management positions at various financial institutions. Before joining Mellon, he was senior managing director and head of investment banking at Advest, Inc. Mr. Jenkins currently serves as a director of Telespectrum Worldwide Inc.
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Peregrine Systems, Inc. 3611 Valley Centre Drive San Diego, CA 92130

About Peregrine

Founded in 1981, Peregrine Systems, Inc. develops and sells enterprise software to enable its 3,500 customers worldwide to manage IT for the business. The company’s Consolidated Asset and Service Management offerings allow organizations to improve asset management and gain efficiencies in service delivery — driving out costs, increasing productivity and accelerating return on investment. The company’s flagship products — ServiceCenter® and AssetCenter® — are complemented by Employee Self Service, Automation and Integration capabilities. Peregrine is headquartered in San Diego, Calif. and conducts business from offices in the Americas, Europe and Asia Pacific. For more information, please visit: www.peregrine.com.

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Peregrine Systems, ServiceCenter and AssetCenter are trademarks of Peregrine Systems, Inc. or its affiliates. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans and intentions of the company. These statements relate to expectations about future events or results and are based upon information available to the company as of today’s date. These forward-looking statements are not guarantees of the future performance of the company and actual events and/or results may vary materially from the events and results discussed in this press release or in any other forward-looking statements made by or on behalf of the company. Certain risks are more fully described in the Form 8-K filed by the company on August 7, 2003. The company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.